SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2010

URANIUM RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-17171	75-2212772
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
405 State Highway 121 Bypass, Building A, Suite 110 Lewisville, Texas	75067
(Address of principal executive offices)	(Zip Code)

(Registrant's telephone number, including area code): (972) 219-3330

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 3, 2010, Uranium Resources, Inc. held its 2010 Annual Meeting of Shareholders (“Annual Meeting”) for which the Board of Directors solicited proxies.  At the Annual Meeting, the shareholders voted on the following:

1)	Elect the Board of Directors
2)	Approve the amended and restated 2004 Directors Stock Option and Restricted Stock Plan
3)	Ratify the appointment of Hein & Associates, LLP as the independent registered accounting firm for the company for the current fiscal year.

The final voting results on each of the matters submitted to a vote of shareholders at the Annual Meeting were as follows:

1)	The nominees to the Board of Directors were elected based on the following shares voted:

	For	Withheld
Paul K. Willmott	15,299,088	594,621
Donald C. Ewigleben	15,078,572	815,137
Leland O. Erdahl	15,083,882	809,827
Terence J. Cryan	15,072,307	821,402
Marvin K. Kaiser	15,084,901	808,808
Robert M. Gallagher	15,094,607	799,102

Broker non-votes for each of the nominated Directors totaled 27,282,549 shares.

2)	Approval of the amended and restated 2004 Directors Stock Option and Restricted Stock Plan. The affirmative votes constituted more than a majority of the votes cast on the proposal and entitled to vote for the proposal.

	For	Against	Abstain
	11,500,871	1,393,873	2,998,965

Broker non-votes for Proposal 2 totaled 27,282,549 shares.

3)	Ratification of Hein and Associates, LLP as independent registered accounting firm for fiscal year 2010. There were no broker non-votes. The affirmative votes constituted more than a majority of the votes represented at the meeting, the number needed to approve the proposal.

	For	Against	Abstain
	41,367,268	1,1015,825	793,165

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Uranium Resources, Inc.

Date: June 8, 2010	By:	/s/ Thomas H. Ehrlich
Thomas H. Ehrlich
Vice President and Chief Financial Officer